Cricut, Inc. Reports First Quarter 2022 Financial Results
Total users grew to over 6.9 million, up 40% over Q1 2021
Paid subscribers climbed to over 2.3 million, up 43% over end of Q1 2021
Delivered quarterly revenue of $244.8 million, 24% decline compared to a strong prior year Q1 2021
Delivered 13th consecutive quarter of profitability with net income of $23.5 million;
SOUTH JORDAN, Utah, May 10, 2022 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its first quarter ended March 31, 2022.
“Our Q1 performance reflected our sound business model and our proven ability to navigate periods of uncertainty with agility and discipline," said Ashish Arora, Chief Executive Officer of Cricut. "The nearly seven million users on our platform fuel our flywheel of engagement and monetization for many years to come. We’ll continue to invest in the most impactful areas across our platform – to strengthen user onboarding, further drive engagement and monetization, and expand Cricut's presence across new global markets. We believe these investments will drive growth over the long term, while continuing to maintain our healthy, profitable business model.”
First Quarter 2022 Financial Results
•Revenue was $244.8 million, down 24% compared to Q1 2021 and up 70% on a two-year basis.
•Connected machine revenue was $62.4 million, down 56% from Q1 2021 and up nearly 10% on a two-year basis.
•Subscriptions revenue was $64.8 million, up 40% over Q1 2021 and up nearly 238% on a two-year basis.
•Accessories and materials revenue was $117.6 million, down 14% from Q1 2021 and up 74% on a two-year basis.
•Gross margin was 40.5%, up from 37.1% in Q1 2021 and up from 31.1% in Q1 2020.
•Operating income was $31.4 million, or 12.8% of total revenue, compared to $64.7 million, or 20.0% of revenue in Q1 2021. On a two-year basis, operating income was up 80%, compared to $17.5 million, or 12.1% of revenue in Q1 2020.
•Net income was $23.5 million, down 52% over Q1 2021, and was 9.6% of revenue, compared to $49.4 million, or 15.3% of revenue in Q1 2021. On a two-year basis, net income was up 80%, compared to $13.0 million, or 9.1% of revenue in Q1 2020.
•Diluted earnings per share was $0.11.
•International revenue grew 9% over Q1 2021 and was 15% of total revenue, up from 10% of total revenue in Q1 2021. On a two-year basis, international revenues grew 285%, up from 7% of total revenue in Q1 2020.
“We have a strong balance sheet, diverse revenue streams and a compelling profitability profile. These solid fundamentals of our business delivered our quarterly results in a challenging macro-environment,” said Kimball Shill, Chief Financial Officer of Cricut. “The long-term trends that have driven our business remain intact. We continue to focus on our long-term growth opportunities while taking a balanced and disciplined approach to operating our profitable business model in the short term.”
Recent Business Highlights
•Grew our connected platform:
◦Total users on the platform grew by over 495 thousand during the first quarter. As of the end of March, total users on the platform were up approximately 40% year over year to over 6.9 million.
◦Number of engaged users significantly increased year over year. As of the end of Q1 2022, there were 3.7 million engaged users, an increase of approximately 650 thousand, or 21% compared to Q1 2021.
◦Paid subscribers grew to over 2.3 million by the end of March, up 43% year over year.

•Expanded international footprint:
◦Recently launched in Turkey, with upcoming launches in Japan and South Korea over the next few months.
•Expanded Cricut platform and improved user experience:
◦Continued to add exclusive functionality for Cricut Access subscribers, including the upcoming release of our Monogram Maker tool, which will enable subscribers to quickly create custom, beautiful looking monograms.
◦Launched our new Design Space home page that creates a more dynamic experience and improves content discovery both within our app and seamless sharing across our users’ social media feeds.
◦Continued to drive towards parity between the desktop and mobile experiences, so users can have a more consistent experience across all of our apps. In April, launched Design Space app on Android, further improving the user experience however, and whenever they engage with the Cricut platform.
◦Plan to release the Contributing Artist Program to a broader audience in an upcoming release during Q2, bringing more artists and a wider range of content to our platform.
Key Performance Metrics

	As of March 31,
	2022	2021
Users (in thousands)	6,904	4,939
Percentage of Users Creating in Trailing 90 Days	54%	62%
Paid Subscribers (in thousands)	2,311	1,614

	For the Three Months Ended March 31,
	2022	2021
Subscription ARPU	$9.73	$9.96
Accessories and Materials ARPU	$17.67	$29.45
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, May 10, 2021 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com. The live call may also be accessed via telephone at (833) 398-1017 toll-free domestically and at (914) 987-7715 internationally. Please reference conference ID: 8075966. A transcript of the prepared remarks will also be available following the conference call.
About Cricut, Inc.
Cricut, Inc. is a creative technology platform company whose cutting machines and design software help people lead creative lives. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy® — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Media Contact:
Kriselle Laran
pr@cricut.com
Investor Contact:
Stacie Clements
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, such as the ongoing COVID-19 pandemic and any resulting economic slowdown, governmental action, stay-at-home order or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-K that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Connected machines	$62,391	$141,320
Subscriptions	64,778	46,139
Accessories and materials	117,614	136,363
Total revenue	244,783	323,822
Cost of revenue:
Connected machines	60,713	119,692
Subscriptions	6,252	4,298
Accessories and materials	78,798	79,562
Total cost of revenue	145,763	203,552
Gross profit	99,020	120,270
Operating expenses:
Research and development	20,530	15,698
Sales and marketing	32,789	27,489
General and administrative	14,294	12,419
Total operating expenses	67,613	55,606
Income from operations	31,407	64,664
Total other expense, net	(39)	(29)
Income before provision for income taxes	31,368	64,635
Provision for income taxes	7,864	15,217
Net income	$23,504	$49,418
Other comprehensive income (loss):
Change in foreign currency translation adjustment, net of tax	(12)	(13)
Comprehensive income	23,492	49,405
Earnings per share, basic	$0.11	$0.24
Earnings per share, diluted	$0.11	$0.24
Weighted-average common shares outstanding, basic	212,403,383	207,309,946
Weighted-average common shares outstanding, diluted	220,967,935	208,458,352

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of March 31, 2022	As of December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$245,699	$241,597
Accounts receivable, net	122,780	199,508
Inventories	483,009	454,174
Prepaid expenses and other current assets	28,040	32,820
Total current assets	879,528	928,099
Property and equipment, net	59,537	53,261
Operating lease right-of-use assets	20,008	17,653
Intangible assets, net	1,330	1,520
Deferred tax assets	3,255	3,255
Other assets	2,526	2,462
Total assets	$966,184	$1,006,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$155,657	$204,714
Accrued expenses and other current liabilities	41,669	69,351
Deferred revenue, current portion	31,208	30,547
Operating lease liabilities, current portion	4,182	3,755
Total current liabilities	232,716	308,367
Operating lease liabilities, net of current portion	17,744	15,780
Deferred revenue, net of current portion	4,479	4,858
Other non-current liabilities	4,619	3,269
Total liabilities	259,558	332,274
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022. No shares issued, authorized or outstanding as of December 31, 2021.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of March 31, 2022, 221,809,614 shares issued and outstanding as of March 31, 2022; 1,250,000,000 shares authorized as of December 31, 2021, 221,913,559 shares issued and outstanding as of December 31, 2021.	222	222
Additional paid-in capital	726,527	717,369
Accumulated deficit	(20,056)	(43,560)
Accumulated other comprehensive income (loss)	(67)	(55)
Total stockholders’ equity	706,626	673,976
Total liabilities and stockholders’ equity	$966,184	$1,006,250

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$23,504	$49,418
Adjustments to reconcile net income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	6,030	3,956
Stock-based compensation	8,958	11,685
Non-cash lease expense	1,222	864
Provision for inventory obsolescence	1,063	605
Provision for doubtful accounts	—	(109)
Changes in operating assets and liabilities:
Accounts receivable	76,729	8,684
Inventories	(29,127)	(52,939)
Prepaid expenses and other current assets	4,771	2,680
Other assets	(134)	(30)
Accounts payable	(49,688)	(48,317)
Accrued expenses and other current liabilities and other non-current liabilities	(26,845)	819
Operating lease liabilities	(1,185)	(1,008)
Deferred revenue	281	1,729
Net cash and cash equivalents (used in) provided by operating activities	15,579	(21,963)
Cash flows from investing activities:
Acquisitions of property and equipment, including capitalized software development costs	(9,807)	(7,839)
Net cash and cash equivalents (used in) provided by investing activities	(9,807)	(7,839)
Cash flows from financing activities:
Proceeds from capital contributions	—	200
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	245,082
Repurchase of compensatory units	(14)	(160)
Repurchase of common stock upon Corporate Reorganization	—	(10)
Proceeds from exercise of stock options	31	—
Employee tax withholding payments on stock-based awards	(1,659)	—
Payments on capital leases	—	(14)
Net cash and cash equivalents (used in) provided by financing activities	(1,642)	245,098
Effect of exchange rate on changes on cash and cash equivalents	(28)	(39)
Net increase in cash and cash equivalents	4,102	215,257
Cash and cash equivalents at beginning of period	241,597	122,215
Cash and cash equivalents at end of period	$245,699	$337,472
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	—	9
Cash paid during the period for income taxes	532	789
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$3,579	$68
Refinance of credit facility	$—	$—
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$5,056	$2,085
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$559	$—
Stock-based compensation capitalized for software development costs	$541	$294
Deferred offering costs in accounts payable and accrued expenses and other current liabilities	$—	$1,096
Reclassification of liability awards to equity upon modification	$—	$10,784